As filed with the Securities and Exchange Commission on February 24, 1999

                                                     Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                                  ENDOGEN, INC.
             (Exact name of registrant as specified in its charter)

                        Massachusetts                                             04-2789249
(State or other jurisdiction of incorporation or organization)       (I.R.S. Employer Identification No.)
            30 Commerce Way, Woburn, Massachusetts                                  01801
           (Address of Principal Executive Offices)                               (Zip Code)

                              --------------------

                                 1992 STOCK PLAN
                            (Full title of the plan)

                                 Owen A. Dempsey
                                  ENDOGEN, INC.
                                 30 Commerce Way
                                Woburn, MA 01801
                     (Name and address of agent for service)

                                 (781) 937-0890
          (Telephone number, including area code, of agent for service)

                              --------------------

                                    Copy to:
                             William J. Schnoor, Jr.
                         Testa, Hurwitz & Thibeault, LLP
                                High Street Tower
                                 125 High Street
                           Boston, Massachusetts 02110
                                 (617) 248-7000

                              --------------------

                         Calculation of Registration Fee

====================================================================================================================================
   Title of Securities      Amount to be       Proposed maximum offering   Proposed maximum aggregate   Amount of registration fee
    to be registered         registered             price per share              offering price
------------------------------------------------------------------------------------------------------------------------------------
    Common Stock,
    par value $.01            3,970(1)                 $2.50(1)                    $9,925.00(1)                    $2.76
    Common Stock,
    par value $.01           246,030(2)                $3.03(2)                  $745,470.90(2)                  $207.24
                             -------                                             -----------                     -------

TOTAL:                       250,000                                             $755,395.90                     $210.00
                             =======                                             ===========                     =======
====================================================================================================================================

     (1) All such shares are issuable upon exercise of outstanding options to purchase an aggregate of 3,970 shares at an exercise price of $2.50 per share. Pursuant to Regulation C, Rule 457(h)(1) under the Securities Act of 1933, as amended, the aggregate offering price and fee have been computed upon the basis of the price at which the options may be exercised.

     (2) Pursuant to Regulation C, Rule 457(h)(1) under the Securities Act of 1933, as amended, the price of $3.03 per share ,which is the average of the high and low prices of the Common Stock as reported on the Nasdaq SmallCap Market on February 19, 1999, is set forth solely for the purpose of calculating the filing fee.

     This Registration Statement registers additional securities of the same class as other securities for which Registration Statement No. 33-64440 on Form S-8 as filed with the Securities and Exchange Commission on June 15, 1993, Registration Statement No. 33-77576 on Form S-8 as filed with the Securities and Exchange Commission on April 11, 1994, and Registration Statement No. 333-58985 on Form S-8 as filed with Securities and Exchange Commission on July 13, 1998, relating to the Endogen, Inc. 1992 Stock Plan, are effective. Pursuant to General Instruction E, the contents of the above-listed Registration Statements are hereby incorporated by reference.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8.  Exhibits
         --------

Exhibit No.    Description of Exhibit
-----------    ----------------------

4.1            1992 Stock Plan of the Registrant, as amended November 5, 1998

4.2            By-Laws, as amended on July 30, 1998 (filed as Exhibit 3.1 to the
               Company's Quarterly Report on Form 10-QSB for the quarter ended
               August 31, 1998 and incorporated herein by reference)

5.1            Opinion of Testa, Hurwitz & Thibeault, LLP.

23.1           Consent of PricewaterhouseCoopers LLP.

23.2           Consent of Testa, Hurwitz & Thibeault, LLP (included in
               Exhibit 5.1).

24.1           Power of Attorney (contained in Page 3 of this Registration
               Statement).

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woburn, Commonwealth of Massachusetts, on the 23rd day of February, 1999.

                                       ENDOGEN, Inc.

                                       By: /s/ Owen A. Dempsey
                                           --------------------------------
                                           Owen A. Dempsey
                                           President and Chief Executive Officer

                        POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Endogen, Inc., hereby severally constitute and appoint Owen A. Dempsey, Avery W. Catlin, and William J. Schnoor, Jr., and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this registration statement and generally do all things in our names and on our behalf in such capacities to enable Endogen, Inc., to comply with the provisions of the Securities Act of 1933, as amended and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                        Title(s)                                              Date:
---------                                        --------                                              -----
/s/ Owen A. Dempsey                              Director, President, and                          February 23, 1999
-----------------------                          Chief Executive Officer
Owen A. Dempsey                                  (Principal Executive Officer)

/s/ Wallace G. Dempsey                           Director                                          February 23, 1999
----------------------
Wallace G. Dempsey

/s/ Irwin Gruverman                              Director                                          February 23, 1999
----------------------
Irwin Gruverman

/s/ Hayden H. Harris                             Director                                          February 23, 1999
----------------------
Hayden H. Harris

/s/ Wolfgang Woloszczuk                          Director                                          February 23, 1999
----------------------
Wolfgang Woloszczuk

/s/ Charles R. Burke                             Director                                          February 23, 1999
----------------------
Charles R. Burke

/s/ Avery W. Catlin                              Vice President, Operations and Finance,           February 23, 1999
----------------------                           Chief Financial Officer, Treasurer and
Avery W. Catlin                                  Clerk (Principal Financial and Accounting
                                                 Officer)

                                  EXHIBIT INDEX
                                  -------------

Exhibit No.   Description of Exhibit
-----------   ----------------------
4.1           1992 Stock Plan of the Registrant, as amended November 5, 1998

4.2           By-Laws, as amended on July 30, 1998 (filed as Exhibit 3.1 to the
              Company's Quarterly Report on Form 10-QSB for the quarter ended
              August 31, 1998 and incorporated herein by reference)

5.1           Opinion of Testa, Hurwitz & Thibeault, LLP

23.1          Consent of PricewaterhouseCoopers LLP

23.2          Consent of Testa, Hurwitz & Thibeault, LLP (included in
              Exhibit 5.1)

24.1          Power of Attorney (contained in Page 3 of this Registration
              Statement)